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Sent via Electronic Mail (hearings@nasdaq.com)

May 16, 2006

The Nasdaq Listing Qualifications Panel
c/o Ms. Amy Horton
Counsel, Listing Qualifications Hearings
Office of General Counsel
The Nasdaq Stock Market, Inc.
9600 Blackwell Road, 3rd Floor
Rockville, MD 20850

RE: Newtek Business Services, Inc. (NASDAQ: NKBS)
Nasdaq Listing Qualifications Hearings
Docket NQ 5069N-06

Dear Listing Qualifications Panel:

As set forth in our previous correspondence to the Panel dated May 10, 2006, Newtek Business Services, Inc. (the "Company") was notified on April 18, 2006 of its failure to comply with Nasdaq's filing requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(14), due to the Company's failure to timely file the Form 10-K for the fiscal year ended December 31, 2005. A hearing was requested and has been scheduled for June 1, 2006. On May 11, 2006, the Company filed the Form 10-K for fiscal 2005.

Please note, however, that the Company has determined to discharge its former auditors and to retain a new audit firm for the current fiscal year (please see press release, dated May 16, 2006, attached). As a result, the Company has determined that it will be unable to file on a timely basis its Quarterly Report on Form 10-Q for the period ended March 31, 2006, which is required to be filed with the SEC by no later than May 22, 2006. The Company understands that the Form 10-Q filing delinquency will constitute an independent basis for the possible delisting of the Company's stock from The Nasdaq Stock Market.

We look forward to meeting with you at the hearing. Should you have any questions in the interim, please do not hesitate to contact the undersigned through Nasdaq counsel.

Sincerely,

Katherine Roberson Petty

Katherine Roberson Petty

cc: Mr. Barry Sloane, Chairman and Chief Executive Officer, Newtek Business Services, Inc.
Matthew G. Ash, Esq., Cozen O'Connor LLP